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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report and to all references to our Firm incorporated by reference into this Registration Statement filed pursuant to Rule 462(b) from Registration Statement No. 333-70881 of American Tower Corporation.

/s/ Pressman Ciocca Smith LLP

Hatboro, Pennsylvania
February 3, 1999